UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A (Amendment No. 1)

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 31, 2017 (Date of earliest event reported)

A. M. CASTLE & CO. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-5415 (Commission File Number)	36-0879160 (IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523 (Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
This Amendment No. 1 amends the Current Report on Form 8-K of A. M. Castle & Co. (the “Company”) filed with the Securities and Exchange Commission on September 6, 2017 (the “Original Form 8-K”), which reported the appointment of Jonathan Mellin, Jonathan Segal, Jacob Mercer and Jeffrey Brodsky to the Board of Directors (the “Board”) of the Company. At the time of the Original Form 8-K, the Board had not made any determinations regarding committee assignments for Mssrs. Mellin, Segal, Mercer and Brodsky. This Amendment No. 1 updates the Original Form 8-K in order to report that the Board has appointed: (i) Mr. Mellin to serve on the Audit Committee and as chairman of the Governance Committee; (ii) Mr. Segal to serve on the Audit Committee and as chairman of the Human Resources Committee; (iii) Mr. Mercer to serve on the Governance and Human Resources Committees; and (iv) Mr. Brodsky to serve on the Governance Committee and as chairman of the Audit Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.
/s/ Marec E. Edgar
November 17, 2017	By:	Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer